AMERICAN-STANDARD

                         EMPLOYEE STOCK OWNERSHIP PLAN


Section 1.  Nature of the Plan.
                  The purpose of this Plan is to enable participating Employees to share in the growth and prosperity of ASI Holding Corporation (the "Company") and to provide Members with an opportunity to accumulate capital for their future economic security. The primary purpose of the Plan is to enable Members to acquire stock ownership interests in the Company. Therefore, the Trust established under the Plan is designed to invest primarily in Company Stock.
                  As originally adopted effective as of April 23, 1988, the Plan was a stock bonus plan under Section 401(a) of the Code and an employee stock ownership plan under Section 4975(e)(7) of the Code. The Plan has been amended and restated as of January 1, 1994, and effective as of the Restatement Date, will become a profit-sharing plan.
                  All Trust Assets held under the Plan will be administered, distributed, forfeited and otherwise governed by the provisions of this Plan and the related Trust Agreement. The Plan is administered by the Savings Plan Board for the exclusive benefit of Members (and their Beneficiaries).


Section 2.  Definitions.
                  In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine or neuter gender shall be deemed to include the other, the terms "he," "his" and "him" shall refer to a Member, and the capitalized terms shall have the following meanings:


     Account.  . . . . . . . . . . One of two accounts  maintained to record the interest of a Member under the Plan. See Section 6.

     Affiliate.  . . . . . . .  . .  Any  corporation  which  is a  member  of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which the Company is also a member or any trade or business (whether or not incorporated) which is under common control with the Company (within the meaning of Section 414(c) of the Code).

     Allocation  Date.  . . . . . . December  31st of each year (the last day of each Plan Year).

     Basic Contributions.  . . . . Employer Contributions required under Section
4(a).

     Beneficiary.  . . . . . . . . The person (or  persons)  entitled to receive any benefit under the Plan in the event of a Member's death. See Section 14(b).

     Board of Directors . . . . . The Board of Directors of the Company.

     Break in Service . . . . . . A period of time  commencing  with the date on which an Employee's Service terminates and ending on the date he resumes Service. See Section 11(b).

     Capital Accumulation . . . . A Member's vested,  nonforfeitable interest in his Accounts under the Plan. Each Member's Capital Accumulation shall be determined in accordance with the provisions of Section 10 and distributed as provided in Sections 12, 13 and 14.

     Cash  Account . . . . . . . . The  Account  which  reflects  each  Member's interest under the Plan attributable to Trust Assets other than Company Stock. See Section 6.

     Code . . . . . . . . . . . . The Internal Revenue Code of 1986, as amended.

     Company.  .  . . . . .  .  .  .  .  ASI  Holding  Corporation,  a  Delaware
corporation.

     Company Stock. . . . . . . . Shares of any class of capital stock issued by the Company.

     Company Stock Account. . . . The Account which reflects each Member's interest in Company Stock held under the Plan. See Section 6.

     Compensation  . . . . . . . . The total  remuneration  of an  Employee  for
Service (other than remuneration designated by the Plan Board (embodied in a certificate filed by it with the Company) as not constituting Compensation) for each Plan Year, before any payroll deductions (including any such deductions attributable to Basic Tax Deferred Contributions and Additional Tax Deferred Contributions under the Savings Plan or pursuant to Section 125(a) and 129(a) of the Code, and without taking into account any remuneration paid to an Employee with respect to the American-Standard Allowance under the Company's Flexible Benefit Program. For any Plan Year after 1988 and prior to 1994, any amount in excess of $200,000 (as adjusted for increases in the cost of living pursuant to Section 401(a)(17) of the Code) shall be excluded. For any Plan Year after 1993, any amount in excess of $150,000 (as adjusted for increases in the cost of living pursuant to Section 401(a)(17) of the Code) shall be excluded.

     Credited  Service . . . . . . The elapsed period of an Employee's  Service, including Service prior to the effective date of the Plan. See Section 11.

     Disability  . . . . . . . . . The  inability  of an Employee to perform his duties which is due to a medically determinable physical or mental impairment and is, or would be, considered a disability under the American Standard Long Term Disability Insurance Plan for Salaried Employees.

     Notwithstanding the foregoing, in the case of collectively-bargained Employees at the Salem, Ohio plant, Disability means that an Employee has been totally disabled by bodily injury or disease so as to be prevented from continuing employment with his Employer, such total disability has continued for a period of at least six (6) months and, in the opinion of a qualified physician designated by the Employer, such total disability will be permanent and continuous during the remainder of the Employee's life; provided that, a disability that

     (i) was contracted, suffered or incurred while the Employee was engaged in or resulted from having engaged in a criminal enterprise,
     (ii) resulted from a self-inflicted injury,
     (iii) resulted from habitual drunkenness or addiction to narcotics, or
     (iv) military services which prevents the Employee or former Employee from returning to work with the Employer and for which the Employee or former
Employee receives a pension from any agency of the United States or any state government, shall not be considered a Disability.

     Discretionary Contribu- tions. . . . . . . . . . . . Employer Contributions in such  amounts as may be  determined  by the Board of  Directors.  See Section
4(c).

     Employee . . . . . . . . . . Any  common-law  employee  of an  Employer.  A leased employee, as described in Section 414(n) of the Code, is not an Employee for purposes of this Plan.

     Employer . . . . . . . . . . The Company,  American  Standard Inc. and each other Affiliate which is designated as an Employer by the Board of Directors and which adopts the Plan for the benefit of its Employees.

     Employer Contributions . . . Payments made to the Trust by an Employer. See
Section 4. ERISA. . . . . . . . . . . . The Employee  Retirement Income Security
Act of 1974, as amended.

     Fair Market  Value.  . . . . . The fair market value of Company  Stock,  as determined by the Plan Board for all purposes under the Plan based upon a valuation by an independent appraiser using the enterprise basis of valuation.

     Forfeiture . . . . . . . . . A Member's  Accounts which does not become his
Capital Accumulation and which is forfeited under Section 10(b).

     Highly  Compensated  Employee  . . . .  .  .  .  .  . .  The  term  "Highly
Compensated Employee" includes highly compensated active Employees and highly compensated former Employees. A highly compensated active Employee includes any Employee who performs Service during the determination year and who, during the look-back year: (1) received Statutory Compensation in - excess of $75,000 (as adjusted for increases in the cost of living pursuant to Section 414(q)(1) of the Code), (2) received Statutory Compensation in excess of - $50,000 (as adjusted for increases in the cost of living pursuant to Section 414(q)(1) of the Code) and was a member of the top-paid 20% group of Employees for the year, or (3) was an officer of the Company or an Affiliate and received - Statutory Compensation in excess of 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term "Highly Compensated Employee" also includes:
(1) Employees who are both described in the preceding sentence if the - term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Statutory Compensation during the determination year, and (2) Employees who are 5% owners
- at any time during the look-back year or determination year. If no officer has satisfied the Statutory Compensation requirement of (3) above during either a - determination year or look-back year, the highest paid officer for such year shall be treated as a "Highly Compensated Employee." For this purpose, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year. A highly compensated Former Employee includes any Employee who separated from Service (or was deemed to have separated) prior to the determination year, performs no Service during the determination year and was a highly compensated active Employee for either the separation year or any determination year ending on or after his 55th birthday. If an Employee is, during a determination year or look-back year, a family member of either a 5% owner who is an active or former Employee or a Highly Compensated Employee who is one of the ten most highly compensated Employees ranked on the basis of Statutory Compensation for such year, then the family member and the 5% owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and 5% owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Statutory Compensation and Plan contributions or benefits equal to the sum of the Statutory Compensation and such contributions or benefits of the family member and 5% owner or top-ten Highly Compensated Employee. For this purpose, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants. The determination of who is a "Highly Compensated Employee," including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Statutory Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

     Leave of Absence . . . . . . An  authorization  to an Employee to be absent from work for a period of time which is certified by his Employer as a Leave of Absence.

     Matching Contributions . . . Employer Contributions in amounts related to the Basic Tax Deferred Contributions and Basic Currently Taxed Contributions made by or on behalf of a Member under the Savings Plan. See Section 4(b).

     Member . . . . . . . . . . . Any  Employee or former  Employee  who has met the applicable eligibility requirements of Section 3 and who has not yet received a complete distribution of his Capital Accumulation.

     Pension Reversion Shares . . The shares of Company Stock acquired with the proceeds of a loan that was repaid with assets transferred to the Plan in conjunction with the termination of the Retirement Plan of American Standard Inc. and Participating Subsidiary Companies.

     Permanent  Shutdown . . . . . The sale or closing of a division or plant of any Employer or a complete department thereof. If the Plan Board finds that a Permanent Shutdown h as occurred, it shall fix the date of such Permanent Shutdown. An Employee shall be considered as separated due to a Permanent Shutdown only if the termination of his Service does not occur more than six months before the date of such Permanent Shutdown.

     Plan . . . . . . . . . . . . The American-Standard Employee Stock Ownership
Plan, which includes this Plan and the Trust Agreement.

     Plan Board . . . . . . . . . The Savings Plan Board under the Savings Plan, which will also administer the Plan. See Section 17.

     Plan Year. . . . . . . . . . The 12-month  period ending on each Allocation
Date (and coinciding with each calendar year).

     Restatement  Date . . . . . .  January  1, 1995 (or such  later date as the
Plan Board shall determine).

     Retirement . . . . . . . . . Termination of Service after attaining age 65, or after attaining age 55 and completing 10 years of Credited Service.

     Retirement  Plan. . . . . . . Any defined benefit pension plan which is now or ever was maintained by the Company or any Affiliate.

     Savings  Plan . . . . . . . . The  Savings  and  Stock  Ownership  Plan  of
American Standard Inc. and Participating Subsidiary Companies, a profit sharing plan that includes a cash or deferred arrangement under Section 401(k) of the Code.

     Service.  . . . . . . . . . .  Employment  with  the  Company  or  with  an
Affiliate.

     Statutory Compensation . . . The total remuneration paid to an Employee by his Employer during the Plan Year for personal services rendered to the Employer, excluding employer contributions to a plan of deferred compensation, amounts realized in connection with stock options and amounts which receive special tax benefits. For purposes of the definition of "Highly Compensated Employee," "Statutory Compensation" shall include any Basic Tax Deferred Contributions and Additional Tax Deferred Contributions made on his behalf for the Plan Year to the Savings Plan. For any Plan Year after 1988 and before 1994, any amount in excess of $200,000 (as adjusted for increases in the cost of living pursuant to Section 401(a)(17) of the Code) shall be excluded. For any Plan Year beginning after 1993, any amount in excess of $150,000 (as adjusted for increases in the cost of living pursuant to Section 401(a)(17) of the Code) shall be excluded.

     Statutory Dollar Amount. . . For any Plan Year, $30,000, as may be increased pursuant to Section 415(c)(1)(A) of the Code.

     Trust.  . . . . . . . . . . .  The  American-Standard  Stock  Bonus  Trust,
created by the Trust Agreement entered into between the Company and the Trustee.

     Trust  Agreement.  . . . . . . The  Agreement  between  the Company and the
Trustee establishing the Trust and specifying the duties of the Trustee.

     Trust Assets . . . . . . . . The Company  Stock (and other  assets) held in the Trust for the Benefit of Members. See Section 5.

     Trustee.  . . . . . . . . . .  The  Trustee  (and  any  successor  trustee)
appointed by the Board of Directors (after consulting with the Plan Board) to hold the Trust Assets.

     Section 3. Eligibility and Participation.

     (a) Each Employee who was a Member on January 1, 1994 shall remain a Member. Each other Employee who is compensated on a salaried basis shall become a Member on his date of Service (or, if later, the date he becomes a salaried Employee). An Employee whose terms of Service are covered by a collective bargaining agreement shall not be eligible to participate in the Plan unless the terms of such agreement specifically provide for participation in the Plan. (b)A Member is entitled to share in the allocation of Basic Contributions, Discretionary Contributions and Forfeitures under Section 6(a), (b) and (c) for each Plan Year in which he is an eligible Employee on the Allocation Date, provided that, any contrary or inconsistent provision of the Plan notwithstanding, (i) if an Employee's Service is broken due to a Permanent Shutdown the effective date of which is not December 31 of any Plan Year, or
(ii) if an Employee transfers to hourly-paid status as of a date other than December 31 of any Plan Year, such Employee shall receive, for the Plan Year in which such Permanent Shutdown or transfer occurs, a Basic Contribution based on his Compensation during such Plan Year up to the date of such Permanent Shutdown or such transfer. A Member is also entitled to share in the allocation of Basic Contributions, Discretionary Contributions and Forfeitures for the Plan Year of his Retirement, Disability or death. (c) In the event that a Member (who is not a Highly Compensated Employee) terminates Service by reason of a Disability which also constitutes "permanent and total disability" within the meaning of
Section 22(e)(3) of the Code, such Member shall continue to be eligible to share in the allocation of Basic Contributions under Section 4(a), based upon his rate of Compensation in effect at the time of his Disability, for all subsequent Plan Years prior to the Plan Year in which he attains age 65 (or in which he dies, if earlier). (d) A former Member who is reemployed by an Employer shall become a Member as of the date of his reemployment if he is then in the class of Employees eligible to participate in the Plan.

     Section 4. Employer Contributions. (a) Basic Contributions. Basic Contributions shall be paid to the Trustee for each Plan Year in an amount equal to 3% of the Compensation of all Members entitled under Section 3(b) and (c) to share in the allocation of Basic Contributions for that Plan Year.

     (b) Matching Contributions. Matching Contributions shall be paid to the Trustee in an amount equal to 100% (50% for collectively bargained Employees at the Salem, Ohio plant) of the Basic Tax Deferred Contributions and Basic Currently Taxed Contributions made by or on behalf of each Member under the Savings Plan for each pay period in the month, but only to the extent such Basic Tax Deferred Contributions and Basic Currently Taxed Contributions do not together exceed 6% of his Compensation for each pay period in the month.

                  Matching Contributions, Basic Currently Taxed Contributions under the Savings Plan and Additional Currently Taxed Contributions under the Savings Plan for Highly Compensated Employees shall be limited by the Plan Board for any Plan Year to the extent necessary to satisfy one of the contribution percentage requirements described in Section 401(m)(2) of the Code. If these requirements would be exceeded for a Plan Year, the Basic Currently Taxed Contributions and Additional Currently Taxed Contributions under the Savings Plan shall first be reduced in accordance with the terms of the Savings Plan. If, after such reduction, these requirements would still be exceeded, the Plan
Board shall direct the Trustee to distribute a portion of the Matching Contributions made on behalf of a Highly Compensation Employee (and any earnings thereon) to the Member no later than March 15th of the following Plan Year, to the extent practicable, determined by reducing Matching Contributions made on behalf of Highly Compensated Employees in order of the contribution percentages beginning with the highest of such percentages.

                  Matching Contributions for Highly Compensated Employees shall be limited by the Plan Board to the extent necessary to satisfy one of the contribution percentage requirements described in Section 401(m) of the Code, including Section 401(m)(2) of the Code, and Section 1.401(m)-1 and -2 of the regulations thereunder. For this purpose, the Plan Board shall direct the Trustee to distribute a portion of the Matching Contributions made on behalf of a Highly Compensated Employee (together with any income attributable thereto) to him no later than March 15th of the following Plan Year, determined by reducing Matching Contributions made on behalf of Highly Compensated Employees in order of the contribution percentages beginning with the highest of such percentages. Any distribution and determination of income attributable to Matching Contributions under this Section 4(b) shall be made in accordance with Section 1.401(m)-1(e) of the regulations under the Code.
                  Notwithstanding anything else contained herein to the contrary, all or any portion of the Matching Contributions allocated to the Accounts of any Member may, to the extent determined by the Plan Board, be treated as qualified non-elective contributions (within the meaning of Section 401(m)(4)(C) of the Code) which are treated as employer contributions for purposes of complying with the actual deferral percentage test set forth in
Section 401(k)(3) of the Code. In such event, such Matching Contributions shall be treated as though Tax Deferred Contributions made under the Savings Plan and shall be subject to the provisions of Section 3.1 (c) of the Savings Plan as though such provisions were incorporated herein and made a part hereof.
               (c) Discretionary Contributions. Discretionary Contributions may be paid to the Trustee for each Plan Year in such amounts (or under such formula) as may be determined from time to time by the Board of Directors.
               (d) Timing of Contributions. Matching Contributions for each month shall be paid to the Trustee as soon as practicable following the last day of that month. Basic Contributions and Discretionary Contributions for each Plan Year shall be paid to the Trustee not later than the due date (including extensions) for filing the Company's Federal income tax return for the taxable year with respect to which a deduction is to be claimed under Section 404(a) of the Code. Employer Contributions may be paid in cash, in shares of Company Stock and/or any other legally permissible form, as determined by the Board of Directors.
                (e) Suspension of Contributions. Employer Contributions shall not be made for any Plan Year in which no amounts can be allocated to any Member's Accounts by reason of the allocation limitations described in Section 7(a) or in amounts which are not deductible under Section 404(a) of the Code. Any Employer Contributions which are not deductible under Section 404(a) of the Code may be returned to the Employer by the Trustee (upon the direction of the Board of Directors) within one year after the deduction is disallowed or after it is determined that the deduction is not available. In the event that Employer Contributions are paid to the Trust by reason of a mistake of fact, such Employer Contributions may be returned to the Employer by the Trustee (upon the direction of the Board of Directors) within one year after the payment to the Trust.
                (f) Allocation of Pension Reversion Shares. Upon acquisition, the Pension Reversion Shares were credited to a "Reversion Suspense Account." Unless the Plan Board otherwise determines, as long as there are Pension Reversion Shares credited to the Reversion Suspense Account, Pension Reversion Shares will be released from the Reversion Suspense Account for allocation to Members' Company Stock Accounts at the times such Employer Contributions would otherwise have been contributed and allocated in lieu of the Employer Contributions required under Section 4(a) and (b). The number of Pension Reversion Shares to be released in order to discharge the obligation to make the Employer Contributions required under Section 4(a) and (b) shall be determined based upon the Fair Market Value as of last valuation of the Company Stock completed prior to date the Employer Contribution is allocated to the Accounts of Members. The Board of Directors may also determine that any additional Employer Contributions permitted under Section 4(b) or (c) will be made in the form of releases of additional Pension Reversion Shares from the Reversion Suspense Account.
                  The minimum number of Pension Reversion Shares to be released from the Reversion Suspense Account for each Plan Year prior to the Restatement Date is one-eighth of the total number of Pension Reversion Shares (or, if less, the remaining balance in the Reversion Suspense Account). To the extent that such minimum number exceeds the number of Pension Reversion Shares otherwise required to be released to satisfy the obligations with respect to Employer Contributions required to be made under Section 4(a) and (b), such excess shall be treated as a Discretionary Contribution. Notwithstanding the foregoing, all Pension Reversion Shares shall be released from the Reversion Suspense Account effective as of the last Allocation Date prior to the Restatement Date.

     (g) No Member Contribution. No Member shall be required or permitted to make contributions to the Trust. ----------------------


Section 5.  Investment of Trust Assets.
                  Trust Assets will be invested by the Trustee primarily in Company Stock in accordance with directions from the Plan Board. Employer Contributions (and other Trust Assets) may be used to acquire shares of Company Stock from any Company shareholder or from the Company. The Trustee may also invest Trust Assets in such other prudent investments as the Plan Board deems to be desirable for the Trust, or Trust Assets may be held temporarily in cash. All purchases of Company Stock by the Trustee shall be made only as directed by the Plan Board and only at prices which do not exceed Fair Market Value as of the date of purchase. The Plan Board may direct the Trustee to invest and hold up to 100% of the Trust Assets in Company Stock. Subject to the approval of the Board of Directors, the Plan Board may direct the Trustee to sell shares of Company Stock to any person (including the Company), provided that any such sale must be made at a price not less favorable to the Plan than Fair Market Value as of the date of the sale. Any sale of Company Stock under this Section 5 or pursuant to Appendix 1 must comply with the fiduciary duties applicable to the Plan Board under Section 404(a)(1) of ERISA.


     Section 6. Allocations to Members' Accounts.

     A Company Stock Account and a Cash Account shall be maintained to reflect the interest of each Member under the Plan.
    Company Stock Account.  The Company
Stock Account maintained for each Member will be credited annually with his allocable share of Company Stock (including fractional shares) purchased and paid for by the Trust or contributed in kind to the Trust as an Employer Contribution, with any Forfeitures of Company Stock and with any stock dividends on Company Stock allocated to his Company Stock Account.

     Cash Account. The Cash Account maintained for each Member will be credited annually with his allocable share of Employer Contributions that are not in the form of Company Stock, with any Forfeitures from Cash Accounts, with any cash dividends on Company Stock allocated to his Company Stock Account (other than currently distributed dividends) and any net income (or loss) of the Trust. Notwithstanding the foregoing, any Employer Contributions made in cash made for the purpose of facilitating cash distributions, will be deemed to have been made in the shares of Company Stock previously allocated to the Stock Accounts of those Members receiving such cash distributions. A Member's Cash Account will be debited for the Member's share of any cash payments made by the Trustee for the acquisition of Company Stock.

 The allocations to Members' Accounts for each Plan Year will be made as follows:

     (a) Basic Contributions. Basic Contributions under Section 4(a) for each Plan Year will be allocated as of the Allocation Date among the Accounts of Members so entitled under Section 3(b) and (c) in an amount equal to 3% of the Compensation of each such Member, subject to the allocation limitations described in Section 7.

     (b) Matching Contributions. Matching Contributions under Section 4(b) will be allocated as of the last day of the month among the Accounts of the Members on whose behalf they were made, subject to the allocation limitations described in Section 7.

     (c) Discretionary Contributions and Forfeitures. Any Discretionary Contributions under Section 4(c) and Forfeitures under Section 10(b) for each Plan Year will be allocated as of the Allocation Date among the Accounts of Members so entitled under Section 3(b) in the ratio that the Compensation of each such Members bears to the total Compensation of all such Members, subject to the allocation limitations described in Section 7.

     (d) Net Income (or Loss) of the Trust. The net income (or loss) of the Trust for each Plan Year will be determined as of the Allocation Date. Prior to the allocation of Employer Contributions and Forfeitures for the Plan Year, each Member's share of any net income (or loss) will be allocated to his Cash Account in the ratio that the total balances of both his Accounts on the preceding Allocation Date (reduced by any distribution of Capital Accumulation during the Plan Year) bears to the sum of such Account balances for all Members as of that date. The net income (or loss) of the Trust includes the increase (or decrease) in the fair market value of Trust Assets (other than Company Stock), interest income, dividends and other income and gains (or losses) attributable to Trust Assets (other than any dividends on allocated Company Stock) since the preceding Allocation Date, reduced by any expenses charged to the Trust Assets for that Plan Year.

     (e) Dividends on Company Stock. Any cash dividends received on shares of Company Stock allocated to Members' Company Stock Accounts will be allocated to the respective Cash Accounts of such Members. Any cash dividends received on unallocated shares of Company Stock shall be included in the computation of the net income (or loss) of the Trust. Any stock dividends received on Company Stock shall be credited to the Accounts to which such Company Stock was allocated. Any cash dividends which are distributed to Members (or their Beneficiaries) currently under Section 13(a) shall not be credited to their Cash Accounts.

     (f)Accounting for Allocations. The Plan Board shall establish accounting procedures for the purpose of making the allocations to Members' Accounts provided for in this Section 6. The Plan Board shall maintain adequate records of the aggregate cost basis of Company Stock allocated to each Member's Company Stock Account. Sub-accounts shall be established to reflect different classes of Company Stock which may be allocated to a Member's Company Stock Account and for other purposes deemed appropriate by the Plan Board. From time to time, the Plan Board may modify the accounting procedures for the purposes of achieving equitable and nondiscriminatory allocations among the Accounts of Members in accordance with the general concepts of the Plan, the provisions of this Section 6 and the requirements of the Code and ERISA.

Section 7.  Allocations Limitations.

     (a). Except as provided in Section 3(c), the Annual Additions for each Plan year with respect to any Member may not exceed the lesser of:


     1. 25% of his Statutory Compensation; or

     1. the Statutory Dollar Amount.


For this purpose, "Annual Additions" shall be the total of the Employer Contributions and Forfeitures (including any income attributable to Forfeitures) allocated to the Accounts of a Member for the Plan Year, plus his "annual additions" under the Savings Plan for the Plan Year. In determining such Annual Additions, Forfeitures of Company Stock shall be included at the Fair Market Value as of the Allocation Date. Notwithstanding anything else contained herein to the contrary, the purchase price of Pension Reversion Shares allocated to a Member's Company Stock Account for a Plan Year shall be treated as the amount of a Member's Annual Addition in respect of any Pension Reversion Shares Allocated to the Member's Company Stock Account.
                  In addition, for any Member who is or was covered under the Retirement Plan, Employer Contributions and Forfeitures may not be allocated to his Accounts (under this Plan) in amounts which would cause the limitations described in Section 415(e) of the Code to be exceeded for any Plan Year.
                  Except as provided below, if the aggregate amount that would be allocated to a Member in the absence of these limitations would exceed the amount set forth in these limitations, his "annual additions" under the Savings Plan shall be reduced in accordance with the terms thereof prior to any reduction in the allocations to his Accounts under this Plan. Any Forfeitures which can not be allocated to a Member's Accounts by reason of these limitations shall be credited to a "Forfeiture Suspense Account" and allocated as Forfeitures under Section 6(c) for the next succeeding Plan Year (prior to the allocation of Employer Contributions for such succeeding Plan Year). To the extent permitted under Section 415 of the Code and the regulations thereunder (including ss.1.415-6(b)(6)), any Employer Contributions which can not be allocated to a Member's Accounts by reason of these limitations shall be credited to an "Employer Contribution Suspense Account" and allocated pursuant to Section 4 of the Plan for the next succeeding Plan Year (prior to the allocation of any Employer Contributions for such succeeding Plan Year).

     (b) Increased Dollar Limitation. Under certain circumstances, the dollar limitation set forth in Section 7(a)(2) may be increased to the extent provided in Section 415(a)(6) of the Code, but only if not more than one-third of the Employer Contributions for the Plan Year are allocated to the Accounts of Members who are Highly Compensated Employees.

Section 8.  Voting Company Stock.
                  Shares of  Company  Stock in the  Trust  shall be voted by the
Trustee only in such manner as shall be directed by the Plan Board, provided that, prior to the Restatement Date, (i) if the Company (or any Affiliate) does not have a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934, each Member (or Beneficiary) will be entitled to direct the voting of shares of Company Stock then allocated to his Company Stock Account with respect to any corporate matter which involves the voting of such shares at a shareholder meeting and which constitutes a merger, consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business or a similar transaction specified in regulations under Section 409(e)(3) of the Code, or (ii) if the Company (or any Affiliate) does have a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934, each Member (or Beneficiary) will be entitled to direct the voting of shares of Company Stock then allocated to his Company Stock Account as to all matters with respect to which such Company Stock is entitled to vote. Any allocated Company Stock with respect to which Members may give voting directions pursuant to the preceding sentence, but with respect to which such directions are not given, shall not be voted.

Section 9.  Disclosure to Members.

     (a) Summary Plan Description. Each Member shall be furnished with the summary plan description of the Plan required by Sections 102(a)(1) and 104(b)(1) of ERISA. Such summary plan description shall be updated from time to time as required under ERISA and Department of Labor regulations thereunder.

     (b) Summary Annual Report. Within nine months after each Allocation Date, each Member shall be furnished with the summary annual report of the Plan required by Section 104(b)(3) of ERISA, in the form prescribed in regulations of the Department of Labor.

     (c) Annual Statements. Following each Allocation Date, each Member shall be furnished with a statement reflecting the following information:


     (1) The balances (if any) in his Accounts as of the beginning of the Plan Year.

     (2) The amounts of the various Employer Contributions and Forfeitures allocated to his Accounts for that Plan Year.

     (3) The adjustments to his Accounts to reflect his share of dividends (if any) on Company Stock and any net income (or loss) of the Trust for that Plan Year.

     (4). The new balances in his Accounts, including the number of shares of Company Stock allocated to his Company Stock Account and the Fair Market Value as of that Allocation Date.

     (5). Information regarding his vested status under Section 12(a) of the Plan.

The statements provided to Members may include such additional information as the Plan Board deems to be appropriate and may be furnished to Members more often than annually.

     (d) Additional Disclosure. The Plan Board shall make available for examination by any Member copies of the Plan, the Trust Agreement and the latest annual report of the Plan filed (on Form 5500) with the Internal Revenue Service. Upon written request of any Member, the Plan Board shall furnish copies of such documents and may make a reasonable charge to cover the cost of furnishing such copies, as provided in regulations of the Department of Labor.


     Section 10 Vesting and Forfeitures. (a) Vesting. A Member's interest in his Accounts shall become 100% vested and nonforfeitable if he (A) is employed by the Company or an Affiliate on or after his 65th birthday, (B) incurs a Disability while employed by the Company or an Affiliate, (C) dies while employed by the Company or an Affiliate, (D) is credited with at least five years of Credited Service, or (E) terminates Service as a result of a Permanent Shutdown.

     That  portion  (if any) of a Member's  Accounts  which is  attributable  to
Matching   Contributions   under   Section   4(b)  shall  be  100%   vested  and
nonforfeitable at all times.

     (b) Forfeitures. To the extent that a Member is not vested, the non-vested balances in his Accounts will become a Forfeiture as of the Allocation Date of the Plan Year in which his employment terminates. All Forfeitures will be reallocated to the Accounts of remaining Members, as provided in Section 6(c), as of such Allocation Date.

     (c) A. Restoration of Forfeited Amounts. If a Member who is not vested is reemployed prior to the occurrence of a five-year Break in Service, any portion of his Account balances (attributable to the prior period of Service) that was forfeited shall be restored as if there had been no Forfeiture. Such restoration shall be made out of Forfeitures occurring in the Plan Year of reemployment (prior to allocation under Section 6(c)). To the extent such Forfeitures are not sufficient, the Employer shall make a special contribution to the Member's restored Accounts. Any amount so restored to a Member shall not constitute an Annual Addition under Section 7(a).


     Section 11. Credited  Service and Break in Service.

     (a) Credited Service. An Employee's Credited Service shall include each period of his Service, computed (in full years and days) from the date on which his Service begins until the date on which his Service terminates. A Break in Service that does not exceed one year, the period of a Leave of Absence and absence from work while in military service (as long as the Employee returns to work within 90 days after termination of the period of military service) shall be included in an Employee's Credited Service. Credited Service shall include such Service prior to the effective date of the Plan, and such Service with the Company or any Affiliate. Credited Service shall also include employment with any corporation or business which was or is merged into or consolidated with, or substantially all of whose assets were or are acquired by, an Employer (or any such corporation or business), to the extent that the Board of Directors by resolution designates such employment as Credited Service.

     (b) Break in Service. A one-year Break in Service shall occur one year after the date of an Employee's termination of Service. A five-year Break in Service shall occur five years after the date of an Employee's termination of Service. A Break in Service shall end in the event of an Employee's reemployment. For purposes of determining the period of an Employee's Break in Service, the period of a maternity/paternity absence (beginning after December 31, 1984) not exceeding one year, described in Section 411(a)(6)(E)(i) of the Code, shall not be treated as a Break in Service. Notwithstanding the preceding paragraph, solely with respect to collectively bargained Employees at the Salem, Ohio plant, a Break in Service shall not occur if: (i) a discharged Employee is rehired within 180 days from the date of a discharge; (ii) an Employee is rehired within two (2) years of a discharge due to a permanent shutdown of a plant, department or subdivision; (iii) an Employee is rehired within three (3) years of a layoff; and (iv) an Employee returns to employment within two (2) years of an absence due to a physical disability, except that an absence in excess of two (2) years due to a compensable disability incurred on duty will not result in a Break in Service if the Employee returns to work within 30 days after the end of the period for which statutory compensation for such disability was payable.

     Section 12. When Capital Accumulation Will Be Distributed. (a) Except as otherwise provided in Sections 12(c) and 13, a Member's Capital Accumulation will be distributed following his termination of Service, but only at the time and in the manner determined by the Plan Board and only upon receipt by the Plan Board (on forms provided by it) of an application therefor. A written notice shall be given to any Member (or Beneficiary) whose claim for a benefit under the Plan is denied, setting forth the specific reasons for such denial; and such Member (or Beneficiary) shall be afforded a reasonable opportunity for a full and fair review by the Plan Board of the decision denying such claim.

     Except as otherwise provided in this Section 12, a Member's Capital Accumulation will normally be distributed in a lump sum as soon as practicable following the date on which his Service terminates in order for the distribution to be made in the same calendar year as the distribution of benefits from the Savings Plan. If the value of a Member's Capital Accumulation exceeds $3,500, no portion of his Capital Accumulation may be distributed to him before the year following the calendar year in which he attains age 70 1/2 without his consent.

     (b) In the event of a Member's Retirement, Disability or death, distribution of his Capital Accumulation shall commence no later than the Allocation Date of the Plan Year following the Plan Year in which his Retirement, Disability or death occurs. A Participant's Capital Accumulation attributable to any allocations described in Section 3(c) will be distributed following his 65th birthday (or his death, if earlier). If a Member's Service terminates for any other reason, prior to the Restatement Date, distribution of his Capital Accumulation shall commence no later than the Allocation Date of the sixth Plan Year following the Plan Year in which his Service terminates (unless he is reemployed by the Company or an Affiliate). For this purpose, if a Member's Capital Accumulation includes Financed Shares acquired with the proceeds of an Acquisition Loan (as described in Appendix A), such shares shall not be deemed to be a part of his Capital Accumulation until the Allocation Date of the Plan Year in which the Acquisition Loan has been fully repaid.

     The following alternative modes of distribution may be selected by the Plan Board (after considering the available liquid assets of the Company and the Trust):


     1. Distribution of a Member's Capital Accumulation in a single lump sum; or

     2. Distribution of a Member's Capital Accumulation in substantially equal, annual installments over a period not exceeding five years; or

     3. Any combination of the foregoing.


     (c) Unless otherwise elected by a Member, distribution of his Capital Accumulation shall commence not later than 60 days after the Allocation Date coinciding with or next following his 65th birthday (or his termination of Service, if later). The distribution of the Capital Accumulation of any Member who attains age 70 in a Plan Year must commence not later than April 1st of the next Plan Year (even if he has not terminated Service) and must be made in accordance with the regulations under Section 401(a)(9) of the Code, including
Section 1.401(a)(9)-2. If the amount of a Member's Capital Accumulation cannot be determined by the Plan Board by the date on which a distribution is to commence, or if the Member cannot be located, distribution of his Capital Accumulation shall commence within 60 days after the date on which his Capital Accumulation can be determined or after the date on which the Plan Board locates the Member.

     (d) If any part of a Member's Capital Accumulation is retained in the Trust after his Service ends, his Accounts will continue to be treated as described in
Section 6. However, except as otherwise provided in Section 3(b) and (c), such Accounts shall not be credited with any additional Employer Contributions and Forfeitures. If a Member whose Capital Accumulation exceeds $3,500 fails to consent to a distribution before he attains age 65 or if a Member cannot be located, his entire Capital Accumulation may be segregated and invested in assets other than Company Stock (as determined by the Plan Board).

     (e) Effective for distributions or withdrawals made under the Plan on or after January 1, 1993 in an eligible rollover distribution, the Member or, if applicable, the Member's Beneficiary or former spouse who is the alternate payee under a Qualified Domestic Relations Order within the meaning of section 414(p) of the Code may elect to have all or any portion of such distribution (but not less than $200) paid directly to an eligible retirement plan. In such event, the Plan Board shall direct the Trustee to make a direct rollover of the portion of any such distribution subject to any such election to the specified eligible retirement plan. Such direction and transfer shall be made in such manner, and at such time, as the Plan Board shall establish in accordance with applicable regulations. As used herein, the terms "direct rollover", "eligible retirement plan" and "eligible rollover distribution" shall have the respective meanings set forth in section 401(a)(31) of the Code and the regulations thereunder.

Section 13.  Diversification.

     (a) Cash Dividends. If so determined by the Board of Directors, any cash dividends payable on Company Stock allocated to the Company Stock Accounts of Members may be paid currently (or within 90 days after the end of the Plan Year in which the dividends are paid to the Trust) in cash by the

Trustee   to  such   Members   (or  their   Beneficiaries)   on  a
nondiscriminatory basis, or the Company may pay such dividends directly to the Members (or Beneficiaries). Such distribution (if any) of cash dividends may be limited to Members who are still Employees, may be limited to dividends on shares of Company Stock which are then vested or may be applicable to cash dividends on all shares allocated to Members' Company Stock Accounts.

     (b) A Member who has attained age 55 and completed at least ten years of participation in the Plan shall be notified of his right to elect to "diversify" a portion of the balance in his Company Stock Account. An election to "diversify" must be made on the prescribed form and filed with the Plan Board within the 90-day period immediately following the Allocation Date of a Plan Year in the Election Period. For purposes of this Section 13(b), the "Election Period" means the period of six consecutive Plan Years beginning with the Plan Year in which the Member first becomes eligible to make an election.

     For each of the first five Plan Years in the Election Period, the Members may elect to "diversify" an amount which does not exceed 25% of the balance in his Company Stock Account, less all amounts previously "diversified" under this
Section 13(b). In the case of the sixth Plan Year in the Election Period, the Member may elect to "diversify" an amount which does not exceed 50% of the balance in his Company Stock Account, less all amounts previously "diversified" under this Section 13(b). No "diversification" election shall be permitted if the balance in a Member's Company Stock Account as of the Allocation Date of the first Plan Year in the Election Period has a Fair Market Value of $500 or less, unless and until the balance in his Company Stock Account as of a subsequent Allocation Date in the Election Period exceeds $500.

     Except as provided below, "diversification" will be effected by distributing to the Member that portion of his Company Stock Account with respect to which a "diversification" election is made. Any distribution under this Section 13 shall occur within 90 days after the 90-day period in which the election may be made and shall be treated as a distribution which is subject to the provisions of Section 14 and 15. Notwithstanding the two immediately preceding sentences, if the Savings Plan then provides at least three investment funds (other than Company Stock) for the investment of assets, "diversification" will be effected by transferring to the Savings Plan that portion of the Member's Company Stock Account with respect to which a "diversification" election is made.


Section 14.  How Capital Accumulation Will Be Distributed.

     (a) The trustee will make distributions from the Trust only as directed by the Plan Board. Prior to the Restatement Date, distribution of a Member's Capital Accumulation will be made in whole shares of Company Stock, cash or a combination of both, as determined by the Plan Board; provided, however, that the Plan Board shall notify the Member of his right prior to the Restatement Date to demand distribution of his Capital Accumulation entirely in whole shares of Company Stock (with only the value of any fractional share paid in cash). After the Restatement Date, distribution of a Member's Capital Accumulation will be made in cash. The amount of any cash distribution with respect to the balance in a Member's Company Stock Account (including cash that is paid in lieu of a fractional share) shall be based upon the Fair Market Value of Company Stock as of the Allocation Date immediately preceding the date of distribution.

     (b) Distribution of a Member's Capital Accumulation will be made to the Member if living, and if not, to the Beneficiary appointed by the Member in accordance with this Section 14(b). A Member may appoint any person or persons (including a trust) as his Beneficiary to receive distribution of his Accounts in the event of his death by filing an appointment with the Plan Board on a form provided by it; except that, in the case of a Member who is legally married at the time of his death, his Beneficiary shall be deemed to be the person to whom he was so married at the date of his death, unless such Member had obtained, on forms provided by the Plan Board, the consent of such person to his appointment of another Beneficiary or Beneficiaries. Such consent must be written, must designate a Beneficiary which can not be changed without the further consent of the person giving such consent (unless such consent expressly permits designations of other Beneficiaries by the Member without any requirement of further consent), must acknowledge the effect of such election and must be witnessed by a notary public. For this purpose, the Member's designated Beneficiary under the Savings Plan shall be his Beneficiary under this Plan unless he specifically designates otherwise. A deceased Member's entire Capital Accumulation shall be distributed (i) in the case of a Beneficiary who is the Member's surviving spouse, not later than the later of (A) the final Allocation Date in the calendar year immediately following the calendar year in which the Member died or (B) the final Allocation Date in the calendar year in which the Member would have attained age 70 1/2 and (ii) in the case of a Beneficiary who is not the Member's surviving spouse, not later than the final Allocation Date in the calendar year immediately following the calendar year in which the Member died, provided that, if the amount in the Member's Accounts is $3,500 or less, such amount shall be paid to the Member's Beneficiary or Beneficiaries as soon as practicable following the Member's death.

     (c) The Company shall furnish the recipient of a distribution with the tax consequences explanation required by Section 402(f) of the Code and shall comply with the withholding requirements of Section 3405 of the Code with respect to distributions from the Trust.

Section 15.  Rights, Options and Restrictions on Company Stock.

              (a) Any shares of Company Stock distributed by the Trust shall be subject to a "right of first refusal." The right of first refusal shall provide that, prior to any subsequent transfer, the shares must first be offered for purchase in writing to the Company, and then to the Trust, at the then Fair Market Value. A bona fide written offer from an independent prospective buyer shall be deemed to be the Fair Market Value for this purpose. The Company and the Plan Board (on behalf of the Trust) shall have a total of 14 days to exercise the right of first refusal on the same terms offered by a prospective buyer. The Company may require that a Member entitled to a distribution of Company Stock execute an appropriate stock transfer agreement (evidencing the right of first refusal) prior to receiving a certificate for Company Stock.

     (b) The Company shall provide a "put option" to any Member (or Beneficiary) who receives a distribution of Company Stock. The put option shall permit the Member (or Beneficiary) to sell such Company Stock to the Company at any time during two option periods, at the then Fair Market Value of Company Stock as of the Allocation Date immediately preceding the beginning of the respective put option period. The first put option period shall be for at least 60 days beginning on the date of distribution. The second put option period shall be for at least 60 days beginning after the new determination of Fair Market Value (and notice to the Member thereof) in the following Plan Year. The Company may allow the Plan Board to direct the Trustee to purchase shares of Company Stock tendered to the Company under a put option. The payment for any Company Stock sold under a put option shall be made within 30 days if the shares are distributed as part of an installment distribution. If the shares are distributed in a lump sum distribution, payment shall commence within 30 days and may be made in a lump sum or in substantially equal, annual installments over a period not exceeding five years, with adequate security provided and interest payable at a reasonable rate on any unpaid installment balance (as determined by the Company or the Plan Board).

     (c) Shares of Company Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable Federal and state securities laws. Except as otherwise provided in this Section 15, no shares of Company Stock held or distributed by the Trustee may be subject to a put, call or other option, or buy-sell or similar arrangement.

     (d) Notwithstanding anything in this Plan to the contrary, as required under the regulations prescribed under Section 4975 of the Code, the right of a Member or his beneficiary to put Company Stock to the Company for purchase pursuant to Section 15(a) of the Plan as in effect immediately prior to the Restatement Date shall not be effected in any way by the restatement of the Plan and, to the extent applicable, shall continue to apply after the Restatement Date.

Section 16.  No Assignment of Benefits.
                  A Member's Capital Accumulation may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process, except in accordance with a "qualified domestic relations order" (as defined in Section 414(p) of the Code).


     Section  17.   Administration.

     (a) Savings Plan Board. The Plan will be administered by the Savings Plan Board under the Savings Plan. The Plan Board shall be the named fiduciary with authority to control and manage the operation and administration of the Plan. Plan Board action will be in accordance with the procedures set forth in the Savings Plan.

     (b) Powers and Duties of the Plan Board. The Plan Board shall have all powers necessary to enable it to administer the Plan and the Trust Agreement in accordance with their provisions, including without limitation the following:


     1. resolving all questions relating to the eligibility of Employees to become Members;

     2. determining the appropriate allocations to Members' Accounts;

     3. determining the amount of benefits payable to a Member (or Beneficiary), and the time and manner in which such benefits are to be paid;

     4. authorizing and directing all disbursements of Trust Assets by the Trustee;

     5. establishing procedures in accordance with Section 414(p) of the Code to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders;

     6. engaging any administrative, legal, accounting, clerical or other services that it may deem appropriate;

     7. construing and interpreting the Plan and the Trust Agreement and adopting rules for administration of the Plan that are consistent with the terms of the Plan documents and of ERISA and the Code;

     8. compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan;

     9. reviewing the performance of the Trustee with respect to the Trustee's administrative duties, responsibilities and obligations under the Plan and Trust Agreement;

    10. selecting an independent appraiser and determining the Fair Market Value of Company Stock as of such dates as it determines to be necessary or appropriate; and

    11. executing agreements and other documents on behalf of the Plan and Trust.


     The Plan Board shall be responsible for directing the Trustee as to the investment of Trust Assets. The Plan Board may delegate to the Trustee the responsibility for investing Trust Assets other than Company Stock. The Plan Board shall establish a funding policy and method for directing the Trustee to acquire Company Stock (and for otherwise investing the Trust Assets) in a manner that is consistent with the objectives of the Plan and the requirements of ERISA. The Plan Board shall perform its duties under the Plan and the Trust Agreement solely in the interests of the Members (and their Beneficiaries). Any discretion granted to the Plan Board under any of the provisions of the Plan or the Trust Agreement shall be exercised only in accordance with rules and policies established by the Plan Board which shall be applicable on a nondiscriminatory basis.

     (c) Expenses. All reasonable expenses of administering the Plan and Trust shall be charged to and paid out of the Trust Assets. The Company may, however, pay all or any portion of such expenses directly, and payment of expenses by the Company shall not be deemed to be Employer Contributions.


     (d)Information to be Submitted to the Plan Board. To enable the Plan Board to perform its functions, the Company shall supply full and timely information to the Plan Board on all matters as the Plan Board may require, and shall maintain such other records as the Plan Board may determine are necessary or appropriate in order to determine the benefits due or which may become due to Members (or Beneficiaries) under the Plan.

     (e) Delegation of Fiduciary Responsibility. The Plan Board from time to time may allocate to one or more of its members and/or may delegate to any other persons or organizations any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan that are permitted to be so delegated under ERISA; provided, however, that responsibility for investment of the Trust Assets may not be allocated or delegated other than as provided in Section 17(b). Any such allocation or delegation shall be made in writing, shall be reviewed periodically by the Plan Board and shall be terminable upon such notice as the Plan Board in its discretion deems reasonable and proper under the circumstances.

     (f) Bonding, Insurance and Indemnity. To the extent required under Section 412 of ERISA, the Company shall secure fidelity bonding for the fiduciaries of the Plan. The Company (in its discretion) or the Trustee (as directed by the Plan Board) may obtain a policy or policies of insurance for the Plan Board (and other fiduciaries of the Plan) to cover liability or loss occurring by reason of the act or omission of a fiduciary. If such insurance is purchased with Trust Assets, the policy must permit recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation by such fiduciary. The Company shall indemnify each member of the Plan Board (to the extent permitted by law) against any personal liability or expense resulting from his service on the Plan Board, except such liability or expense as may result from his own willful misconduct.

     (g) Notices, Statements and Reports. The Plan Board shall be the "Plan Administrator" (as defined in Section 3(16)(A) of ERISA and Section 414(g) of the Code) and shall be the designated agent of the Plan for the service of legal process.


Section 18.  Limitation on Members' Rights.
                  A Member's Capital Accumulation will be based only on his vested interest in his Accounts and will be paid only from the Trust Assets. An Employer, the Plan Board or the Trustee shall not have any duty or liability to furnish the Trust with any funds, securities or other assets, except as expressly provided in the Plan.
                  The adoption and maintenance of the Plan shall not be deemed to constitute a contract of employment or otherwise between an Employer and any Employee, or to be a consideration for, or an inducement or condition of, any employment. Nothing contained in this Plan shall be deemed to give an Employee the right to be retained in the Service of an Employer or to interfere with the right of an Employer to discharge, with or without cause, any Employee at any time.

Section 19.  Future of the Plan.
                  The Board of Directors or an officer or any Employee of the Company who is so authorized by the Board of Directors may amend, suspend or terminate the Plan (in whole or in part) and the Trust Agreement. Such amendment, suspension or termination shall be effected by executing a written amendment to the Plan, and filing it with the records of the Plan. No amendment, suspension nor termination of the Plan shall retroactively reduce the vested rights of Members or permit any part of the Trust Assets to be diverted to or used for any purpose other than for the exclusive benefit of the Members (and their Beneficiaries).
                  If  the  Plan  is  terminated   (or   partially   terminated),
participation  of Members  affected  by the  termination  will end.  If Employer
Contributions are not replaced by contributions to a comparable plan which satisfies the requirements of Section 401(a) of the Code, the Accounts of only those Members who are Employees on the effective date of such termination will become nonforfeitable as of that date. A complete discontinuance of Employer Contributions shall be deemed to be a termination of the Plan for this purpose.
                  After termination of the Plan, the Trust will be maintained until the Capital Accumulations of all Members have been distributed. Capital Accumulations may be distributed following termination of the Plan or distributions may be deferred as provided in Section 14, as the Company shall determine.
                  In the event of the merger or consolidation of this Plan with another plan, or the transfer of Trust Assets (or liabilities) to another plan, the Account balances of each Member immediately after such merger, consolidation or transfer must be at least as great as immediately before such merger, consolidation or transfer (as if the Plan had then terminated).


Section 20.  "Top-Heavy" Contingency Provisions.

     (a) The  provisions of this Section 22 are included in the Plan pursuant to
Section 401(a)(10)(B)(ii) of the Code and shall become applicable only if the Plan becomes a "top-heavy plan" under Section 416(g) of the Code for any Plan Year.

     (b) The determination as to whether the Plan becomes "top-heavy" for any Plan Year shall be made as of the Allocation Date of the immediately preceding Plan Year (or as of December 31, 1988, for the Plan Year ending on that date) by considering the Plan together with the Savings Plan and the Retirement Plan. The Plan (and the Savings Plan and the Retirement Plan) shall be "top-heavy" only if the total of the account balances under the Plan and the Savings Plan and the accrued benefits under the Retirement Plan for "key employees" as of the determination date exceeds 60% of the total of the account balances and the values of accrued benefits for all Members. For such purpose, account balances and accrued benefit values shall be computed and adjusted pursuant to Section 416(g) of the Code. "Key employees" shall be certain Members (who are officers or shareholders of an Employer) and Beneficiaries described in Section 416(i)(1) or (5) of the Code; and in determining "key employees," the term "annual compensation" in Section 416(i)-(1)(A) of the Code shall mean Statutory Compensation.

     (c) For any Plan Year in which the Plan is "top-heavy," each Member who is an Employee on the Allocation Date (and who is not a "key employee") shall receive a minimum allocation of Employer Contributions and Forfeitures which is equal to the lesser of:


     1. 3% of his Statutory Compensation; or

     2. the same percentage of his Statutory Compensation as the allocation to the "key employee" for whom the percentage is the highest for that Plan Year. For this purpose, the allocation to the "key employee" shall include any Basic Tax Deferred Contributions and Additional Tax Deferred Contributions made on his behalf under the Savings Plan for that Plan Year.


     (d) For any Plan Year in which the Plan is "top-heavy," Compensation and Statutory Compensation of each Employee for purposes of the Plan shall not take into account (i) for Plan Years beginning before 1994, any amount in excess of $200,000, as adjusted for increases in the cost of living pursuant to Section 416(d)(2) of the Code or (ii) for Plan Years beginning after 1993, any amount in excess of $150,000, as adjusted for increases in the cost of living pursuant to
Section 416(d)(2) of the Code.

     (e) As of the first day of any Plan Year in which the Plan has become "top-heavy," any Employee who is an Employee after the Plan has become "top-heavy" shall become 100% vested in his Accounts if he is credited with at least three years of Credited Service. If the Plan ceases to be "top-heavy," the Capital Accumulation of a Member who, at that time, has less than three years of Service shall thereafter be determined under the vesting provisions in Section 12(a), instead of the vesting provisions in this Section 22(e). If the Plan ceases to be "top-heavy," a Member who, at that time, has three or more years of Service shall continue to be 100% vested in his Account balances.

     (f) For any Plan Year in which the Plan is "top-heavy," with respect to any Member who is or was covered under the Retirement Plan, the "defined benefit plan fraction" and the "defined contribution plan fraction" referred to in
Section 415(e) of the Code shall be computed by substituting "1.0" in lieu of "1.25" in both denominators.


Section 21.  Governing Law.
                  The provisions of this Plan and the Trust Agreement shall be construed, administered and enforced in accordance with the laws of the State of New York, to the extent such laws are not superseded by ERISA.


Section 22.  Execution.
                  To record the amendment and restatement of this Plan, the Company has caused this document to be executed on this __ day of ________, 199_.


                                                     ASI HOLDING CORPORATION


                         By___________________________
                          Title:_____________________

     Leveraging  Provisions.

(a) The Plan may be used to receive loans (or other extensions of credit) to finance the acquisition of Company Stock ("Acquisition Loans"), with such loans to be repaid by Employer Contributions to the Trust and dividends received on such Company Stock. The provisions of this Appendix 1 shall be applicable to the extent that the Plan incurs an Acquisition Loan. Acquisition Loans.

 (b) The Plan Board may direct the Trustee to incur  Acquisition
Loans from time to time to finance the acquisition of Company Stock ("Financed Shares") or to repay a prior Acquisition Loan. Financed Shares must be voting common shares (or preferred shares convertible into voting common shares) of Company Stock which constitute "employer securities" under Section 409(1) of the Code. An installment obligation incurred in connection with the purchase of Company Stock shall be treated as an Acquisition Loan. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default. An Acquisition Loan may be secured by a pledge of the Financed Shares so acquired (or acquired with the proceeds of a prior Acquisition Loan which is being refinanced). No other Trust Assets may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against Trust Assets other than any Financed Shares remaining subject to pledge. Any pledge of Financed Shares must provide for the release of the shares so pledged as payments on the Acquisition Loan are made by the Trustee and such Financed Shares are allocated to Members' Company Stock Accounts under Section 9(d). If the lender is a party in interest (as defined in ERISA), the Acquisition Loan must provide for a transfer of Trust Assets to the lender on default only upon and to the extent of the failure of the Trust to meet the payment schedule of the Acquisition Loan.

(c) Acquisition Loan Payments.
Payments of principal and/or interest on any Acquisition Loan shall be made by the Trustee (as directed by the Plan Board) only from Employer Contributions paid in cash to enable the Trust to repay such Acquisition Loan, from earnings attributable to such Employer Contributions and from any cash dividends received by the Trust on shares of Company Stock (whether allocated or unallocated); and the payments made with respect to an Acquisition Loan for a Plan Year must not exceed the sum of such Employer Contributions, earnings and dividends for that Plan Year (and prior Plan Years), less the amount of such payments for prior Plan Years. If the Company is the lender with respect to an Acquisition Loan, Employer Contributions may be paid in the form of cancellation of indebtedness under the Acquisition Loan. If the Company is not the lender with respect to an Acquisition Loan, the Company may elect to make payments on the Acquisition Loan directly to the lender and to treat such payments as Employer Contributions. Notwithstanding the other provisions of this Appendix 1, the Plan Board may direct the Trustee to apply the proceeds from the sale of unallocated Financed Shares to repay the Acquisition Loan (incurred to finance the purchase of such Financed Shares) in the event of the sale of the Company or the termination of the Plan or if the Plan ceases to be an employee stock ownership plan under
Section 4975(e)(7) of the Code. In the event that the Trustee is unable to make payments of principal and/or interest on an Acquisition Loan when due, the Plan Board (with the approval of the Board of Directors) may direct the Trustee to sell any Financed Shares that have not yet been allocated to Members' Company Stock Accounts or to obtain an Acquisition Loan in an amount sufficient to make such payments.

     (d) Allocation of Financed Shares. Any Financed Shares acquired by the Trust shall initially be credited to a "Loan Suspense Account" and will be allocated to the Company Stock Accounts of Members only as payments on the Acquisition Loan are made by the Trustee. The number of Financed Shares to be released from the Loan Suspense Account for allocation to Members' Company Stock Accounts for each Plan Year shall be determined by the Plan Board (as of each Allocation Date) as follows:

     (1) Principal/Interest Method. The number of Financed Shares held in the Loan Suspense Account immediately before the release for the current Plan Year shall be multiplied by a fraction. The numerator of the fraction shall be the amount of principal and/or interest paid on the Acquisition Loan for that Plan Year. The denominator of the fraction shall be the sum of the numerator plus the total payments of principal and interest on that Acquisition Loan projected to be paid for all future Plan Years. For this purpose, the interest to be paid in future years is to be computed by using the interest rate in effect as of the current Allocation Date.

     (2) Principal Only Method. The Plan Board may elect (as to each Acquisition
Loan) or the provisions of the Acquisition Loan may provide for the release of Financed Shares from the Loan Suspense Account based solely on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Acquisition Loan. This method may be used only to the extent that: (A) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years; (B) interest included in any payment on the Acquisition Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (C) the entire duration of the Acquisition Loan repayment period does not exceed ten years, even in the event of a renewal, extension or refinancing of the Acquisition Loan.

     In each Plan Year in which Trust Assets are applied to make payments on an Acquisition Loan, the Financed Shares released from the Loan Suspense Account in accordance with the provisions of this Subsection (d) of this Appendix 1 shall be allocated among the Company Stock Accounts of Members in the manner determined by the Plan Board based upon the source of funds (Employer
Contributions,   earnings  attributable  to  Employer   Contributions  and  cash
dividends on shares of Company Stock allocated to Members' Company Stock Accounts or cash dividends on Financed Shares credited to the Loan Suspense Account) used to make the payments on the Acquisition Loan. If cash dividends on shares of Common Stock allocated to a Member's Company Stock Account are used for payments on an Acquisition Loan, Financed Shares (representing that portion of such payments and whose Fair Market Value is at least equal to the amount of such dividends) released from the Loan Suspense Account shall be allocated to that Member's Company Stock Account.

     (e) Net Income (or Loss) and Dividends. The determination of the net income (or loss) of the Trust shall not take into account any interest paid by the Trust under an Acquisition Loan. Any cash dividends received on any Financed Shares credited to the Loan Suspense Account shall be included in the computation of the net income (or loss) of the Trust. Any stock dividends received on Company Stock in the Loan Suspense Account shall be credited to the Loan Suspense Account. The Plan Board shall keep separate records of Financed Shares and of Employer Contributions (and any earnings thereon) made for the purpose of enabling the Trust to repay any Acquisition Loan.

     (f) Allocation Limitations.

     (1) Annual Additions. Any Employer Contributions which are used by the Trust (not later than the due date, including extensions, for filing the Company's Federal income tax return for the taxable year with respect to which a deduction is to be claimed under Section 404(a) of the Code) to pay interest on an Acquisition Loan, and any Financed Shares which are allocated as Forfeitures, shall not be included as Annual Additions under Section 7(a) of the Plan; provided, however, that the provisions of this subsection (f)(1) of this Appendix 1 shall be applicable only for a Plan Year in which not more than one-third of the Employer Contributions applied to pay principal and/or interest on an Acquisition Loan are allocated to Members who are Highly Compensated Employees; and the Plan Board shall reallocate such Employer Contributions to the extent it deems it to be appropriate to satisfy this special rule.

     (2) Increased Dollar Limitation. Company Stock that is released from the Loan Suspense Account by reason of payments on an Acquisition Loan for the Plan Year shall be deemed to be contributed to the Trust for that Plan Year for purposes of Section 7(b) of the Plan.

     (3) Limitation on Electing or Deceased Shareholder. If an Acquisition Loan was incurred in connection with a purchase of Company Stock by the Trust which qualifies for the nonrecognition treatment of Section 1042 of the Code, the allocation limitations set forth in Section 7 of the Plan shall be adjusted as required pursuant to such Section 1042 during the period beginning on the date of such purchase and ending on the tenth anniversary of the purchase or the Allocation Date as of which shares are released from the Loan Suspense Account as a result of the final payment on the Acquisition Loan.

                               TABLE OF CONTENTS

SECTION  PAGE

1.   Nature of the Plan      1

2.   Definitions    2

3.   Eligibility and Participation   12

4.   Employer Contributions.         14

5.   Investment of Trust Assets.     19

6.   Allocations to Members' Accounts.       20

7.   Allocations Limitations         24

8.   Voting Company Stock.  26

9.   Disclosure to Members  27

10.  Vesting and Forfeitures         29

11.  Credited Service and Break in Service   30

12.  When Capital Accumulation Will Be Distributed    32

13.  Diversification        36

14.  How Capital Accumulation Will Be Distributed     38

15.  Rights, Options and Restrictions on
       Company Stock        41

16.  No Assignment of Benefits       43

17.  Administration         44

18.  Limitation on Members' Rights   48

19.  Future of the Plan     49

20.  "Top-Heavy" Contingency Provisions      50

21.  Governing Law          53

22.  Execution     53





















                               AMERICAN-STANDARD

                         EMPLOYEE STOCK OWNERSHIP PLAN

                (As Amended and Restated As of January 1, 1994)